UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 9, 2007 (October 3, 2007)
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement

SIGNATURE

Item 1.01.	Entry into a Material Definitive Agreement

Acquisition of Value City Leases and Lease Properties

On October 3, 2007, Burlington Coat Factory Warehouse Corporation and certain wholly-owned subsidiaries (“Burlington”) entered into an Agreement to Acquire Leases and Lease Properties (the “Agreement”) with  Retail Ventures, Inc., an Ohio corporation (the “RVI”), together with its wholly-owned subsidiaries, Value City Department Stores LLC, an Ohio limited liability company (“Value City”), and GB Retailers, Inc., a Delaware corporation (“GB Retailers” and, together with VCDS, the “VCDS Tenants”), and with Schottenstein Stores Corporation (“SSC”), certain affiliates of SSC (collectively with SSC, the “SSC Landlords”). The aggregate purchase price to be paid by Burlington for up to 24 leases is $16 million subject to certain potential adjustments provided for in the Agreement.

Value City and Burlington will work together in good faith to obtain the necessary landlord consents and lease amendments to allow the disposition of the Leased Premises to occur as specified in the Agreement. In the event that any necessary landlord consents or lease amendments cannot be obtained, the parties may remove one or more of the Leased Premises from the Agreement. The effective dates of the lease assignments and transfer of possession of the Leased Premises will occur on either February 15, 2008 or April 1, 2008, subject to change as described in the Agreement. The Agreement contains customary representations, warranties and covenants, and the transactions contemplated by the Agreement are subject to certain adjustments and closing conditions.

In connection with the Agreement, the parties entered into an Escrow Agreement pursuant to which ten percent (10%) of the purchase price for the Leased Premises was deposited with the escrow agent upon execution of the Agreement. Burlington posted a $1.6 million letter of credit to satisfy its obligations under the escrow agreement.  The escrow proceeds and the remainder of the purchase price will be delivered to Value City at the closing of the contemplated transactions. Also at the closing, RVI will enter into an Indemnification Agreement with Burlington pursuant to which the Company will provide certain indemnities and undertake certain obligations in favor of Burlington.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Agreement to Acquire Leases and Lease Properties, dated October 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlington, New Jersey on October 9, 2007.

Burlington Coat Factory Investments Holdings, Inc.
                                                                               (Registrant)

By:  /s/:   Paul Tang
                                                  Paul Tang
              Executive Vice President, General Counsel and Secretary